Exhibit 32.1

CERTIFICATION

I, Patrick H. Gaines, Chief Executive Officer of LML Payment Systems Inc. (the “Corporation”) and I, Richard R. Schulz, Controller and Chief Accounting Officer of the Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Quarterly Report on Form 10-Q of the Corporation for the three and nine month fiscal period ended December 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Patrick H. Gaines	/s/ Richard R. Schulz
Patrick H. Gaines	Richard R. Schulz
Chief Executive Officer	Controller and Chief Accounting Officer
February 10, 2012	February 10, 2012

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.